SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                      Date of Report: November 25, 1996



                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)



                                   Maryland
                           (State of Incorporation)



            1-13762                                    11-3233650
    (Commission File Number)                  (IRS Employer Id. Number)
     225 Broadhollow Road                                 11747
      Melville, New York                               (Zip Code)
(Address of principal executive offices)

                                (516) 694-6900
            (Registrant's telephone number, including area code)


ITEM 5.   OTHER EVENTS

     On November 7, 1996, the Board of Directors of Reckson Associates Realty Corp. (the "Company") amended the Company's 1995 Stock Option Plan in response to amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     Also, on such date, the Board adopted a 1996 Employee Stock Option Plan (the "1996 Plan") pursuant to which employees of the Company may be granted (i) stock options or (ii) shares of common stock of the Company in lieu of cash compensation. The exercise price of stock options issued under the 1996 Plan may not be less than 100% of the fair market value of the shares of common stock on the date of grant. Existing officers and directors of the Company are not eligible to participate in the 1996 Plan.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(b)  Exhibits

     10.1      1995 Amended and Restated Stock Option Plan

     10.2      1996 Employee Stock Option Plan


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              RECKSON ASSOCIATES REALTY CORP.



                              /s/ J. Michael Maturo
                              J. Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer



Date:  November 25, 1996